Exhibit 99.1

Wish Reports Second Quarter 2021 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--August 12, 2021--ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH), one of the world’s largest mobile ecommerce platforms, today reported financial results for its second quarter ended June 30, 2021. Wish’s Shareholder Letter, including the company’s complete financial results and outlook, can be found in the Quarterly Results section of Wish’s investor relations website at: https://ir.wish.com/financial-information/quarterly-results.

Second Quarter 2021 Financial Highlights

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented.

Revenue

(in millions, except percentages, unaudited)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
	2021	2020	YoY %	2021	2020	YoY %
Revenue	$656	$701	(6)%	$1,428	$1,141	25%
Core Marketplace	$378	$555	(32)%	$855	$895	(4)%
ProductBoost	$50	$45	11%	$100	$89	12%
Marketplace Revenue	$428	$600	(29)%	$955	$984	(3)%
Logistics Revenue	$228	$101	126%	$473	$157	201%

Other Financial Data

(in millions, except percentages, unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Net loss	$(111)	$(11)	$(239)	$(77)
% of Revenue	(17)%	(2)%	(17)%	(7)%
Adjusted EBITDA*	$(67)	$16	$(146)	$(35)
% of Revenue	(10)%	2%	(10)%	(3)%
* Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

“Wish has begun executing on initiatives designed to enhance the user experience and increase engagement on the Wish app following second-quarter results that did not meet our expectations,” said Wish Founder and CEO Piotr Szulczewski. “Our goal is to ensure that users love coming to Wish often for an entertaining shopping experience where they find unique products at affordable prices. We expect our focus on enhancing product quality and selection, providing an unmatched fun and entertaining shopping experience, and improving the performance of the app, will drive new user growth, retention and profitability over the long term. We are working hard to improve our performance and are confident that Wish will emerge as a stronger business.”

Conference Call & Webcast Information

Wish will host a live conference call to discuss the results today at 2:00 p.m. PT / 5:00 p.m. ET. The company’s Shareholder Letter and a link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Wish’s corporate website. The live call may also be accessed via phone at (833) 664-1138 toll-free domestically and at (470) 414-9349 internationally. Please reference conference ID: 6896494.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, Wish has become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers in over 100 countries to over half a million merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one-time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; lease impairment related expenses; remeasurement of redeemable convertible preferred stock warrant liability; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook, priorities, initiatives including actions to enhance the user experience and engagement, expectations relating to our advertising spend and plans with respect to new user acquisition, expectations regarding new executive hires, product quality, app performance, reducing delivery times and growth opportunities. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to attract, retain and monetize users; risks associated with software updates to the platform; increasing requirements on collection of sales and value added taxes; compromises in security; changes by third-parties that restrict our access or ability to identify users; competition; disruption, degradation or interference with the hosting services we use and infrastructure; our financial performance and fluctuations in operating results; pressure and fluctuation in our stock price, including as a result of short selling and short squeezes; challenges in our logistics programs; challenges in growing our Wish Local program and other new initiatives; the continued services of Piotr Szulczewski or other members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; our brand; legal matters; the COVID-19 pandemic; and economic tension between the United States and China. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), the Annual Report on Form 10-K filed with the SEC on March 25, 2021, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Wish assumes no obligation and does not intend to update these estimates prior to filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

A Note About Metrics

The numbers for some of our metrics, including MAUs, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$656	$701	$1,428	$1,141
Net loss	(111)	(11)	(239)	(77)
Net loss as a percentage of revenue	(17)%	(2)%	(17)%	(7)%
Excluding:
Interest and other expense (income), net	(8)	(5)	(8)	(8)
Provision for income taxes	5	—	7	—
Depreciation and amortization	3	3	5	5
Stock-based compensation expense	37	—	74	—
Employer payroll taxes related to stock-based compensation expense	—	—	7	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	28	—	43
Lease impairment related expenses	6	—	6	—
Recurring other items	1	1	2	2
Adjusted EBITDA	(67)	16	(146)	(35)
Adjusted EBITDA margin	(10)%	2%	(10)%	(3)%

Contacts

Investor Relations:
Dennis Walsh, Wish
ir@wish.com

Media contacts:
Glenn Lehrman, Wish
press@wish.com